UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2021 (January 6, 2021)

ATOSSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street

Seattle, Washington 98104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.18	ATOS	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 6, 2021, Atossa Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to the offering and sale (the “Offering”) of 23,850,000 shares of Company common stock, par value $0.18 per share (the “Common Stock”) and warrants to purchase 17,887,500 shares of Common Stock (the “Warrants”). The combined purchase price for one share of Common Stock and a Warrant to purchase 0.75 shares of Common Stock is $1.055.

The net proceeds to the Company from the Offering is approximately $23.3 million, after deducting fees and expenses. Subject to certain ownership limitations, the Warrants are exercisable upon issuance. The Warrants will expire on the 4.5 year anniversary of the date of issuance and have an exercise price of $1.055 per share. The Common Stock and Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to a letter agreement, dated as of January 6, 2021, between the Company and Maxim Group LLC, or the placement agent, the Company agreed to pay the placement agent a cash fee of 7% of the aggregate gross proceeds of the Offering (the “Letter Agreement”). We also agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $45,000.  We estimate our total expenses associated with the Offering, excluding placement agent fees and expenses, will be approximately $90,000.

The Offering is expected to close on January 8, 2021. The Common Stock and Warrants sold in the Offering were offered and sold pursuant to a prospectus supplement dated January 6, 2020, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333- 248555).

The foregoing descriptions of the Purchase Agreement, the Letter Agreement and the Warrants are not complete and are qualified in their entirety by references to their full text which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher, LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Securities Purchase Agreement dated January 6, 2021

1.2	Placement Agency Agreement between Atossa Therapeutics, Inc. and Maxim Group LLC, dated January 6, 2021

4.1	Form of Common Stock Warrant

5.1	Opinion of Gibson, Dunn & Crutcher, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date: January 8, 2021	By:	/s/ Kyle Guse
Kyle Guse Chief Financial Officer